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Exhibit 23.1

[LETTERHEAD OF DELOITTE & TOUCHE]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-72293 of Golden State Vintners, Inc. on Form S-8 of our report dated August 14, 2001, appearing in this Annual Report on Form 10-K/A of Golden State Vintners, Inc. for the year ended June 30, 2001.

/s/ Deloitte & Touche LLP

Fresno, California
May 1, 2002

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  Exhibit 23.1